AMENDMENT NO. 16
                                       TO
                 THE TRANSFER AND DIVIDEND DISBURSING AGREEMENT
                                     BETWEEN
                              THE AAL MUTUAL FUNDS
                            AND FIRSTAR TRUST COMPANY


Effective July 1, 2000, the Transfer and Dividend Disbursing Agent Agreement ("Agreement") dated June 15, 1987, between The AAL Mutual Funds and Firstar Trust Company (f/k/a First Wisconsin Trust Company) is amended as follows:

     1. Schedule A (Mutual Fund Shareholder Service Fee Schedule) to the Agreement, effective as of January 1, 2000, is amended to add five new funds.

An amended Schedule A, effective July 1, 2000 is attached hereto. All other provisions of this Agreement, as amended, shall be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 16 to be signed by their duly authorized officers.



ATTEST                                       FIRSTAR TRUST COMPANY

By: /s/Michael McVoy                         By: /s/Joe D. Redwine
    --------------------------------             -------------------------------
    Michael McVoy                                Joe D. Redwine


ATTEST:                                      THE AAL MUTUAL FUNDS


By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    --------------------------------             -------------------------------
    Frederick D. Kelsven                         Robert G. Same





                                   SCHEDULE A
                                       TO
           THE AAL MUTUAL FUNDS TRANSFER AND DIVIDEND DISBURSING AGENT
                   AGREEMENT BETWEEN THE AAL MUTUAL FUNDS AND
                              FIRSTAR TRUST COMPANY
                        MUTUAL FUND SHAREHOLDER SERVICES
              TRANSFER AGENCY FEE SCHEDULE EFFECTIVE June 30, 2000

1.   Annual Maintenance Fees

     A. The AAL Capital Growth, Bond, Municipal Bond, Mid Cap (f/k/a The AAL Smaller Company) Stock Fund, Equity Income (f/ka The AAL Utilities
          Fund), International, Small Cap Stock, High Yield Bond, Balanced, Large Company Index, Mid Cap Index, Bond Index, Large Company Index II, Mid Cap Index II, Small Cap Index II, Aggressive Growth and Technology Stock Funds.

          Fees Effective from July 1, 2000, until December 31, 2000

          $12.25 per account, first 50,000 open accounts;
          $11.75 per account, next 100,000 open accounts;
          $11.50 per account, next 350,000 open accounts;
          $11.25 per account, balance of open accounts; and $6.00 per closed account

     B.   The AAL Target Funds

          $6.00 per open/closed account

     C.   The AAL Money Market Fund

          Fees Effective from July 1, 2000, until December 31, 2000

          $14.25 per open account
          $6.00 per closed account

2.   Money Market Fund Drafts

     $1.50 each

3.   ACH (Automatic Clearing House)

     $125.00 per cycle
     $0.50 account set-up/charge
     $0.10 per item (EFT to account)
     $3.25 per correction/reversal/return

4.   IRA/403(b) Maintenance

     $12.50 per IRA or 403(b) account
     $25.00 cap for multiple IRA or 403(b) accounts with same social security number (Firstar will charge $12.50 per IRA or 403(b) account, with a $25.00 cap for multiple IRA or 403(b) accounts with the same social security number.

5.   IRA/403(b) Miscellaneous

     Systematic Withdrawals - No Charge
     Direct Stock Rollovers - No Charge
     Transfers Out - No Charge
     Total Liquidations - No Charge
     Partial Liquidations - No Charge
     Transfers In - No Charge

6.   Other

     A.   Outgoing Wires

          $12.00 per wire

     B.   Stop Payment/Return Item Fee

          $20.00

     C.   All fees not paid by shareholders are billed monthly.

     D.   Out-of-pocket expenses are billed monthly.